Plymouth Industrial REIT
First Quarter 2024 Earnings Call
May 2, 2024, at 9:00 a.m. Eastern

CORPORATE PARTICIPANTS

Tripp Sullivan – Investor Relations, SCR Partners

Jeff Witherell – Chairman and Chief Executive Officer

Anthony Saladino – Executive Vice President and Chief Financial Officer

Jim Connolly – Executive Vice President, Asset Management

Plymouth Industrial REIT
May 2, 2024, at 9:00 a.m. Eastern

PRESENTATION

Operator

Good morning and welcome to the Plymouth Industrial REIT First Quarter 2024 Earnings Conference Call. All participants will be in listen only mode. Should you need assistance, please signal conference specialist by pressing the star key followed by zero. After today's presentation, there will be an opportunity to ask questions. To ask the question, you may press star one on your telephone keypad. To withdraw from the question queue, please press star then two. Please note this event is being recorded.

I would now like to turn the conference over to Tripp Sullivan. Please go ahead.

Tripp Sullivan

Thank you. Good morning. Welcome to the Plymouth Industrial REIT Conference Call to review the company's results for the First Quarter of 2024. Last night, we issued our earnings release and posted a copy of our prepared commentary and a supplemental deck on the Quarterly Results section of our Investor Relations page. In addition to these earnings documents, a copy of our 10-K can be found on the SEC filings page of the IR site. Our supplemental deck includes our full-year 2024 guidance assumptions, detailed information on our operations, portfolio and balance sheet, and definitions of non-GAAP measures and reconciliations to the most comparable GAAP measures. We will reference this information in our remarks.

With me today is Jeff Witherell, Chairman and Chief Executive Officer; Anthony Saladino, Executive Vice President and Chief Financial Officer; Jim Connolly, Executive Vice President of Asset Management and Anne Hayward, General Counsel.

I would like to point everyone to our forward-looking statements on Page 1 of our supplemental presentation and encourage you to read them carefully. They apply to statements made in this call, our press release, our prepared commentary and in our supplemental financial information.

I'll now turn the call over to Jeff Witherell.

Jeff Witherell

Thanks, Tripp. Good morning and thank you for joining us today. I hope that everyone had a chance to review the commentary and supplemental information we posted last night.

There are a few points that I'd like to make about the results and then we'll get right to Q&A. First, we continue to see several announcements made for new investments that companies are making in the Golden Triangle. We've highlighted a couple of substantial ones from Toyota and Honda just last month.

I'm also pleased to see that our friend Harry Moser from the Reshoring Initiative is becoming more of a household name in our industry. He was highlighted in a recent Stifel report and will be speaking at the BMO Conference next week along with Anthony. He's been leading this charge long before any of us and I strongly encourage you to follow him.

Second, our balance sheet and liquidity remains strong. We fixed rates for well over 90% of our debt and we're on track to operate in the 6x range during 2024.

Lastly, we are seeing the transaction market unlock a little earlier than we'd anticipated, but I'll reiterate what I said last quarter. We're focused on accretive growth in 2024 that translates into FFO growth. We intend to fund any potential new growth opportunities with a combination of asset sales and use of the credit facility.

Plymouth Industrial REIT
May 2, 2024, at 9:00 a.m. Eastern

I would now like to turn it over to the operator for questions.

QUESTIONS AND ANSWERS

Operator

We will now begin the question and answer session. To ask a question, you may press star then one on your telephone keypad. If you're using a speakerphone, please pick up your handset before pressing the keys. To withdraw from the question queue, please press star then two.

Our first question will come from Todd Thomas with KeyBanc Capital Markets. You may now go ahead.

Todd Thomas

Hi, thanks. Good morning. First question, I just wanted to stick with investments, which you just touched on. It sounds like you're starting to see more and more opportunities. Can you just elaborate a little bit on the pipeline today? Then based on the commentary, some of these, they sound like sort of core plus or value add with some occupancy and rent upside. Is there a way to kind of bookend the cap rates or the IRRs that you're looking to achieve?

Jeff Witherell

Hey, Todd. It's Jeff. Thanks for the question.

So, the basis for all of our investments, they need to be accretive, right, going in. So, we are looking for cash flow starting on day one, but the product that we continue to look at and have been kind of the shorter WALTs where we're going to realize some significant growth in cash flow over the next one, two, three years. There's some value add components to some of the stuff we're looking at, but we really don't underwrite to IRRs necessarily. I think if you have that growing cash flow and you start at the right basis, the IRR takes care of itself. I mean, we are looking at assets like we always are, both for the REIT, also for the JV. Really can't give you much more than that, but we are active in the market.

To answer the first part of your question, there are several portfolios in the market. There also are several single asset deals that are popping up. So, we are seeing much more activity on the for-sale side.

Todd Thomas

Okay. In terms of pricing, have you seen seller expectations adjust or change at all in recent months, just given the higher rate environment?

Jeff Witherell

It depends on where you are. So, I would say yes to some of that, but in some markets we're still seeing negative leverage deals get done. So, somebody's counting on some significant rent growth to mark-to-market to get to their hurdles, but in our markets, I think the way we buy and the things that we buy, we're able to get some pretty attractive cap rates, so it's accretive going in for us.

Todd Thomas

Okay. Then I wanted to ask about the 769,000 square foot facility in the St. Louis market. It sounds like there's some interest there. You've been active marketing that.

Plymouth Industrial REIT
May 2, 2024, at 9:00 a.m. Eastern

Two questions. Has FedEx officially provided notice that they are moving out? Then the second question is, to the extent that they do, how should we think about the timeline to get a tenant in the door and for rent to commence for a facility like this? It sounds like you're talking to some manufacturer groups. I'm just curious if there could be some additional time required for them to sort of fit out their space and maybe also in terms of concessions. Just curious what we should be thinking about there.

Jim Connolly

Yes, this is Jim. So as far as FedEx is concerned, they're moving out. They wanted to keep a small group back in the space, but it just wouldn't work for us because we would be giving them the office and would have to build out a second office. So, it really didn't work.

The building is a very good building, as you can see if you watch the video. It's a large building. There are only really two buildings of that size available in the market right now, which is creating some of the interest that we're getting. The video is also generating a lot of phone calls.

As far as your point about what to expect, yes, some of the manufacturing would have a bit of a time to get their space set up. We've addressed that with giving them early access, which gives us GAAP rent right away and then some free rent with cash rent starting next year. That's been a proposal. There's also logistics companies that are interested that would be quicker. They would get in right away and cash rent would start faster.

Todd Thomas

Okay. All right. Thank you.

Jeff Witherell

Thanks, Todd.

Operator

Our next question will come from Nick Thillman with Baird. You may now go ahead.

Nick Thillman

Hey, good morning, guys. We've heard commentary from some of your peers on just tenants being a little bit more deliberate to commit to new space. So, as we kind of look through like 2025, and you guys do have some like larger expirations, I guess, remind us what the rent differential is between the Class A new product that's being delivered and kind of the rents that you're at? Then, as we're looking at just like fixed rate renewals, I know that's weighed on the first half, your lease term is around three to four years. So, are we going to start to see that come down as we go into ’25?

Jim Connolly

Sure. The differential between Class A and B in some cases is at least a dollar per square foot, maybe more, especially if it— whether it includes abatements or not.

As far as our tenants are concerned, we recently, just in this last few weeks, we're working with about 2 million square feet of renewals on ‘25 expirations with some large tenants. As far as the fixed rate renewals are concerned, I mean, mostly that limits our growth side. We do have a bit in ’25. However, in one case, one of our larger tenants has one and it's probably good assurance that they're going to renew, so it's not always a bad thing, but they start really to burn off next year.

Plymouth Industrial REIT
May 2, 2024, at 9:00 a.m. Eastern

Nick Thillman

Okay. Then maybe just a general commentary on leasing, have you noticed any shift in kind of tenant behavior? Maybe they're delaying kind of renewal discussions or are they a little bit more reluctant to kind of engage in conversation? Any commentary there would be helpful.

Jeff Witherell

Hey, Nick. This is Jeff. I think we talked about this last year as well, where what we were seeing were tenants, yes, taking their time on actually signing the lease, right. So, they negotiate the terms and then it's out for signature and they're sitting on it for 30, 45 days. What we believe that to be is once they have that negotiated, they go out into the marketplace and try to find a better deal, let's say or test the market to see where things are.

So, when you're talking about our size space, if you need 50,000 square feet in one of our markets, there are probably not 10 availabilities for that. So, what we've just seen is people taking their time on that.

I don't know if Jim can add to that.

Jim Connolly

Yeah, that's been a trend that's been going on for the past year. Another thing that's going on is the larger logistics companies are all doing studies on where they want to be in the future and it's across the board. Like, for instance, Maersk won't sign leases longer than four months right now, but we got them to sign a nine-month lease, which is great. It's just because they're trying to gauge what their business is going to be like in the future. So, it's not just that they're fishing for better deals. They're also try to maximize and get in the right spot.

Nick Thillman

Very helpful. That's it for me. Thanks.

Jeff Witherell

Thanks.

Operator

Our next question will come from Mitch Germain with Citizens JMP. You may now go ahead.

Pardon me, Mitch, your line may be muted.

Mitch Germain

Sorry about that. Jeff, I know you talked about match funding or at least match only a portion of potential acquisitions, but I'm curious if you talked about some sellers or some buyers emerging and some activity in the investment sales market. Is there potential for you to do some just opportunistic dispositions, assets that may not fit the long-term growth profile or may have some sort of leasing issue to address in the future?

Jeff Witherell

Yeah, Mitch. I think we kind of covered some of these things in the past. We have two or three buildings right now that are ready for sale. I think we've mentioned we want to exit the Kansas City market. I don't want to talk about our 50,000 square foot building in Milwaukee anymore, so we're selling that as well. I think you see the sale that's being put to us by the tenant is going to bring in some proceeds.

Plymouth Industrial REIT
May 2, 2024, at 9:00 a.m. Eastern

On top of that, we're always evaluating buildings that don't quite fit. I hate to say too much on an open line about it because buyers are listening potentially, but we're always looking to prune assets that don't fit kind of a round building. When the markets are hot, you want to sell a round building and keep the rectangles.

Mitch Germain

That's helpful. Are there any other purchase options in the portfolio or is this kind of like a one-off item?

Anthony Saladino

We would consider this a one-off item. There are a diminutive amount of purchase options in in-place leases that, based on our evaluation, are unlikely to be exercised.

Mitch Germain

Okay, that's super helpful. Last for me, I'm curious about lease structure. I know you've talked a little bit about a little bit longer to execute, but I'm curious about structure. Are you getting any pushback on term or escalators kind of in this new environment or are you still kind of able to push some of the kind of wants when you're discussing leases with tenants?

Jim Connolly

So, at the start of the year, it seemed like it was going to go that way, that there was going to be a lot of pushback, but it seems to have changed over the last month and a half where we're seeing significant rent increases term five plus years and a lot of people want to renew early. It's just changed over the last month.

Mitch Germain

Great. Thank you so much.

Jeff Witherell

Thanks, Mitch.

Operator

Our next question will come from Bryan Maher with B. Riley FBR. You may now go ahead.

Bryan Maher

Great. Thank you and good morning. I was wondering if you could comment a little bit more on your thoughts on the Golden Triangle. You put front and center on your prepared comments released last night the Honda and Toyota announcements. Can you give us maybe a little bit more color on how you think that and maybe other opportunities over the next year or two are going to impact the Golden Triangle and kind of more specifically you?

Jeff Witherell

Hey, Bryan. We put so much detail out there on the Golden Triangle and we try to add a lot more to it. I mean, those are the markets that we're primarily in. That's the markets where we're going to continue to focus on. Based on all the data that we put out there, we believe this phenomenon is here to stay.

Basically, every week there's new announcements. There's been some fantastic information put out from Harry Moser, as we referenced in the prepared documentation. So how we benefit is being in markets like Memphis, St. Louis, I mean, Chicago.

Plymouth Industrial REIT
May 2, 2024, at 9:00 a.m. Eastern

I mean, I think one of the big things we pointed out was Honda in Canada is really getting set up for— setting up in Canada and being able to bring their product down into the United States. So, if they're going to come down into the United States, they're probably going to come right down into Chicago and distribute. A big part of Memphis is bringing the product up from Texas into places like St. Louis and getting it distributed. You need infrastructure for that.

So how we benefit is being in places like Chicago, where you have the lowest transportation cost in the country because you have the infrastructure and you have the employment base. So, all of these things are really what is going to drive the future of onshoring and reshoring is going to be the infrastructure.

I mean, I think we talked about it last time. In order to secure a fairly significant lease in our new building in Georgia, we needed to negotiate a contract with Georgia Power, which we did. We're also negotiating power in places like St. Louis and other markets. But that's going to be, one of the prohibiting factors of reshoring is going to be infrastructure and then obviously labor. If you can get those things figured out, this phenomenon is not going to stop. So, I think we benefit by being in these markets that have the infrastructure.

Bryan Maher

And is it too early, though— I mean, look, we're analysts, right, and we like to quantify everything. Is it too early to kind of really put pen to paper and quantify the impact on demand for warehousing space in these markets? And this is just a bigger picture shot across the bow, hey, it's coming, we're going to have demand, but we don't exactly know what that demand level is going to be.

Jeff Witherell

Yes, I think if you look at just investment in manufacturing— and I'll get these numbers wrong, but between 2019, 2020 and 2023, I mean, you had an increase of about $180 billion of investment, right, in new manufacturing. They think that that level of investment is going to carry for the next ten years. So, these are all data points. So again, where are you going to build. Where are you going to put this new manufacturing that's coming in?

I think…I don’t know if we'll get to this, but this building in Grove City, Ohio that we're selling, I mean, this has been really what we've been talking about, I think one-on-one for two years now is that building is occupied by American Nitrile, which is the first manufacturer of nitrile gloves, it's basically gloves for medical use and so on and so forth. They're the first manufacturing in the United States in 50 years and they're in that building. So, they came in and put in $15 million to $20 million of improvements in the building. In order to do that, we needed to give them a purchase option, right. So that's why that was done and now they're going to take that building and they're going to expand. So, this is happening on the ground and it's pretty exciting to see.

Bryan Maher

Okay, thank you. That's helpful.

Jeff Witherell

Okay. Thank you.

Operator

Our next question will come from Anthony Hau with Suntrust. You may now go ahead.

Anthony Hau

Good morning, guys. Thanks for taking my question. Just curious, were you guys able to extend the lease at 3650 Distriplex in Memphis?

Plymouth Industrial REIT
May 2, 2024, at 9:00 a.m. Eastern

Jim Connolly

Yes, that's the Maersk lease that we extended.

Anthony Saladino

That's the lease that Jim mentioned extended for nine months. Maersk is exploring the option to extend beyond that. In the event that they don't, we have another prospect already lined up interested to start in January of ’25.

Anthony Hau

It might be too early, but have you guys had any conversation with Geodis and Royal Canin about renewal?

Jim Connolly

Yeah, Royal Canin contacted us about extending their lease another year. Then Geodis, we've talked to them. They were one of the first tenants last year, the last time that they renewed that they held on to the lease to the last minute. So, I expect they're going to take us to the last date, but the building's full and we're positive they're going to renew.

Anthony Hau

Then just one last question. I know you guys are currently in negotiation with Communication Test Design to extend the lease. Would this be like a one-year extension or a multi-year renewal?

Jim Connolly

They asked for several different options. They look for a five-year option, seven-year option.

Anthony Hau

Okay. Thanks.

Operator

As a final reminder, if you have a question, please press star than one.

Our next question will come from Brendan Lynch with Barclays. You may now go ahead.

Brendan Lynch

Great. Thanks for taking my questions. You have a little less than a quarter of leases expiring in 2025. How soon can you start addressing those and where might that come down to as a percentage of leases to address by year end?

Jim Connolly

Yeah, I would estimate that that number is going to be around 50%. We've got several large tenants that have already approached us about renewing, so I think it's going to come down quite a bit.

Brendan Lynch

Okay, that's helpful. Then on development, maybe you could give a little bit of color on the prospect of leasing up the one facility in Cincinnati and also your interest in commencing the next phase of development at some point in the near future.

Plymouth Industrial REIT
May 2, 2024, at 9:00 a.m. Eastern

Jim Connolly

I'll take the first part. The current space, the 53,000 square feet that's available at Fisher Park, Fisher Industrial Park, both tenants that are in the building now are asking about it, whether to take some of that space, plus another tenant that's over in the main building, Fisher Industrial Park, is looking to expand in that as well. Plus, we have a few other prospects that are there, so we think it's going to lease up very soon.

Jeff Witherell

As far as new development is concerned, we do outline in the supplement the available land that we have— another million and a half square feet, plus or minus, to build. We have identified several parcels there where the buildings are designed and we could pull permits momentarily, but we're not going to do it on a spec basis like we did in the past. So, we're going to wait until the build-to-suit shows up before we break ground. We think that's prudent.

Brendan Lynch

Great. Thanks for the color.

Jeff Witherell

Thank you.

Operator

It appears there are no further questions.

CONCLUSION

Operator

This concludes our question and answer session, as well as the conference. Thank you for attending today's presentation. You may now disconnect.

Plymouth Industrial REIT
May 2, 2024, at 9:00 a.m. Eastern